CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the use of our report, dated January 27, 2000, on the annual financial statements and financial highlights of The Kaufmann Fund, Inc. which is incorporated by reference into the Form N-14 filed by the Federated Equity Funds, on behalf of the Federated Kaufmann Fund on November 27, 2000.

                                                    /s/ SANVILLE & COMPANY

Abington, Pennsylvania                              SANVILLE & COMPANY
November 20, 2000                                   Certified Public Accountants